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                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT

      This FIRST AMENDMENT ("Amendment") made as of this 6th day of August, 1997, by and between United States Surgical Corporation, a Delaware corporation ("USSC"), USSC Del Medical, Inc., a Delaware corporation ("Transitory Sub"), and Progressive Angioplasty Systems, Inc., a Delaware corporation ("PAS").

                                    RECITALS

      WHEREAS, USSC, Transitory Sub and PAS are parties to an Agreement and Plan of Merger dated February 4, 1997 ("Merger Agreement").

      WHEREAS, USSC, Transitory Sub and PAS desire to modify the Merger Agreement as provided in this Amendment.

      Intending to Be Legally Bound, and in consideration of the premises and mutual covenants contained herein and in the Merger Agreement, the parties hereto agree as follows:

      1. ARTICLE II - THE MERGER. Article II of the Merger Agreement is hereby amended and restated in its entirety as follows:

                                   "ARTICLE II

                                 2. THE MERGER

            Section 2.01 MERGER. Subject to the terms and conditions of this Agreement and of the Certificate of Merger in substantially the form attached hereto as EXHIBIT A (the "Certificate of Merger"), Transitory Sub will be merged with and into PAS (the "Merger") in accordance with Delaware Law.

            Section 2.02 EFFECTIVE TIME. Subject to the provisions of this Agreement, a properly executed copy of the Certificate of Merger, together with required officers' certificates, shall be filed with the Secretary of State of the State of Delaware in accordance with Delaware Law (the "Delaware Filing"). The Merger shall become effective upon the Delaware Filing (the date of such filing being hereinafter referred to as the "Effective Date" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time").

            Section 2.03 EFFECTIVE DATE. The Effective Date shall occur on the third business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VII hereto. The closing on the Effective Date shall occur at the offices of USSC, 150 Glover Avenue, Norwalk, Connecticut 06856, unless a different date or place is agreed to in writing by the parties hereto.
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            Section 2.04 EFFECT OF THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (i) the separate existence of Transitory Sub shall cease and Transitory Sub shall be merged with and into PAS (Transitory Sub and PAS are sometimes referred to herein as the "Constituent Corporation", and PAS after the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of the Surviving Corporation shall be amended to read as did the Certificate of Incorporation of the Transitory Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged), (iii) the Bylaws of the Surviving Corporation shall be amended to read as did the Bylaws of the Transitory Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged), (iv) the directors and officers of Transitory Sub shall be the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office), and (v) the Merger shall have all the effects provided by applicable law.

            Section 2.05 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of PAS Capital Stock.

            (a) CANCELLATION OF PAS TREASURY STOCK; UNISSUED PAS CAPITAL STOCK. All unissued shares of PAS Capital Stock, shares of PAS Capital Stock held in PAS's treasury (if any), Shares of PAS Capital Stock held of record as of the date of this Agreement by USSC and its Affiliates (whether or not transferred after the date hereof) and all subscriptions, options, warrants or other agreements, and conversion, exchange or other rights of any kind other than pursuant to this Agreement entitling any Person to purchase or otherwise acquire any PAS Capital Stock (other than PAS Options) shall be canceled and no stock of USSC or other consideration shall be delivered in exchange therefor.

            (b) ISSUED AND OUTSTANDING PAS CAPITAL STOCK. At the Effective Time, each issued and outstanding share of PAS Capital Stock (other than shares to be canceled pursuant to Section 2.05(a) hereof and shares, if any, held by Persons who have not voted such shares in favor of the Merger and with respect to which such Person is entitled to exercise appraisal rights in accordance with section 262 of the Delaware Law ("Dissenting Shares")) shall be converted into the right to receive, without any action on the part of the holders thereof, the consideration as set forth in this Agreement.

            (c) DISSENTERS' RIGHTS. Any Dissenting Shares shall not be converted as described in subsection (b) above but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into the right to receive the Aggregate Initial USSC Stock in accordance with this Article II.


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            (d) FRACTIONAL SHARES. In calculating the Aggregate Initial USSC
      Stock, no fractional shares of USSC Common Stock shall be issued, but in lieu thereof each holder of shares of PAS Capital Stock who would otherwise be entitled to receive a fraction of a share of USSC Common Stock shall be entitled to receive from USSC an amount of cash equal to the Closing Price multiplied by the fraction of a share of USSC Common Stock to which such holder would otherwise be entitled. The fractional share interests of each PAS shareholder shall be aggregated, so that no PAS shareholder shall receive cash in an amount greater than the value of one full share of USSC Common Stock.

            (e) INITIAL CONSIDERATION. Subject to Section 2.05(c), the number of shares of USSC Common Stock which shall be issued and delivered at the Effective Time to a holder of any shares of PAS Capital Stock (other than as provided in Section 2.05(a)) immediately prior to the Effective Time shall be that number which results from multiplying (x) the Aggregate Initial USSC Stock (as defined below), by (y) such holder's Ownership Percentage (as defined below).

                  (i) The Aggregate Initial USSC Stock is that number of shares of USSC Common Stock which equals the result from dividing (A) Seventy Five Million Dollars ($75,000,000), plus the "Aggregate Exercise Price of PAS Options," minus the amount by which the cash reflected on the balance sheet contained in the Final Interim Period Unaudited Financial Statements, net of all outstanding loans and other indebtedness for money borrowed ("Net Cash Closing Amount"), is less than Twelve Million Seven Hundred Fifty Thousand Dollars ($12,750,000) (which amount shall be reduced subsequent to August 1, 1997 at a pro rated rate of Seven Hundred and Fifty Thousand Dollars ($750,000) per month), by (B) the Closing Price. The Net Cash Closing Amount shall include, without limitation, cash received upon exercise of the PAS Options prior to the Effective Time. Payment by PAS prior to the Effective Date of up to One Million Dollars ($1,000,000) of Professional Fees shall not be deemed to reduce the aforesaid Net Cash Closing Amount. The "Aggregate Exercise Price of PAS Options" is the sum of the exercise prices for all PAS Options outstanding as of the Effective Time.

                  (ii) A holder's Ownership Percentage is that fraction the numerator of which is such holder's total PAS Common Stock Equivalents (as defined below) calculated as of the Effective Time and the denominator of which is the Aggregate PAS Common Stock Equivalents (as defined below) calculated as of the Effective Time. A certificate showing each holder's Ownership Percentage shall be available upon request by such holder from PAS following the Effective Time.

                  (iii) A holder's total PAS Common Stock Equivalents are (a) the aggregate number of shares of PAS Common Stock held by such holder immediately prior to the Effective Time, plus (b) the aggregate number of shares of PAS Common Stock into which the aggregate number of shares of PAS Preferred Stock held by such holder immediately prior to the Effective Time are convertible in accordance with the PAS Amended and Restated Certificate of Incorporation and Bylaws then in effect, plus (c) the aggregate number of shares of PAS Common Stock issuable upon payment of the


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      exercise price of PAS Options held by such holder immediately prior to the
      Effective Time.

                  (iv) The Aggregate PAS Common Stock Equivalents are: (a) the aggregate number of shares of PAS Common Stock issued and outstanding immediately prior to the Effective Time, plus (b) the aggregate number of shares of PAS Common Stock for which the aggregate number of shares of PAS Preferred Stock issued and outstanding immediately prior to the Effective Time, are convertible at the Effective Time in accordance with the PAS Amended and Restated Certificate of Incorporation and Bylaws as then in effect plus (c) the aggregate number of shares of PAS Common Stock issuable upon payment of the Aggregate Exercise Price of PAS Options.

                  (v) The ratio of the Aggregate Initial USSC Stock to be the Aggregate PAS Common Stock Equivalents is the "Exchange Ratio".

            (f) STOCK OPTIONS. At the Effective Time, each PAS Option then outstanding shall, by virtue of the Merger and without any further action on the part of PAS or the holder of any such PAS Option, be exercisable upon the same terms and conditions as under the applicable PAS stock option plan and the applicable option agreement issued thereunder, except that (i) each such assumed PAS Option (a "PAS Rollover Option") shall be exercisable for that whole number of shares of USSC Common Stock (rounded to the nearest whole share) into which the number of shares of PAS Common Stock subject to such PAS Rollover Option immediately prior to the Effective Time would be converted under this Article II, (ii) the option price per share of USSC Common Stock shall be an amount equal to the option price per share of PAS Common stock subject to such PAS Rollover Option divided by the Exchange Ratio (the option price per share being rounded to the nearest full cent), (iii) each PAS Rollover Option referred to on Schedule 2.05(f)(1) shall, as a result of the Merger, be vested to the extent of 50% of the shares of USSC Common Stock for which such option shall be exercisable, (iv) each PAS Rollover Option referred to on
      Schedule 2.05(f)(2) shall, as a result of the Merger, be vested to the extent of 60% of the shares of USSC Common stock for which such option shall be exercisable, (v) each PAS Rollover Option referred to on Schedule 2.05(f)(3) shall, as a result of the Merger, be vested to the extent of 75% of the shares of USSC Common Stock for which such option shall be exercisable, (vi) each PAS Rollover Option referred to on Schedule 2.05(f)(4) shall, as a result of the Merger, be vested to the extent of 100% of the shares of USSC Common Stock for which such option shall be exercisable, (vii) any PAS Rollover Option referred to on Schedule 2.05(f)(1), 2.05(f)(2) or 2.05(f)(3) held by a PAS employee whose employment is terminated without cause after the Effective Time and prior to the second anniversary of the Effective Time shall become fully vested on the date of such termination, and (viii) except as stated in clause
      (vii), all PAS Rollover Options referred to on Schedule 2.05(f)(1), 2.05(f)(2) and 2,05(f)(3), shall, to the extent not vested (pursuant to the terms thereof or pursuant to the provisions of this Section 2.05(f)) as of the Effective Time, vest in equal monthly installments over the 24 month period following the Effective Time, PAS represents and warrants that the remainder of the PAS Options (i.e., those not referred to on Schedule 2.05(f)(1), (2), (3), or (4)) are referred to on Schedule 2.05(f)(5) and will not be affected by the transactions


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      contemplated hereby except as provided in clauses (i) and (ii) of the first sentence of this Section 2.05(f). No payment shall be made for fractional interests, rather, the aggregate number of shares of USSC Common Stock to be issued under any PAS Rollover Option shall be rounded to the nearest whole number.

                  In the event any PAS Rollover Options shall expire without having been exercised on or prior to the second anniversary of the Effective Time, USSC shall calculate the value of such expired PAS Rollover Options (which value shall be determined based upon the excess of the then current fair market value for shares of USSC Common Stock, as determined by reference to the average of the closing prices of a share of USSC Common Stock, as reported by THE WALL STREET JOURNAL under the New York Stock Exchange composite transactions for the seven (7) trading days ending on one (1) business day prior to such second anniversary date, over the exercise price, multiplied by the number of shares of USSC Common Stock for which such lapsed PAS Rollover Options would have been exercisable) and distribute the value thereof, in cash, pro rata to the holders of PAS Capital Stock as of the Effective Time and the holders of PAS Rollover Options as of the Effective Time (excluding the holder or holders of lapsed PAS Rollover Options).

                  USSC shall either include the shares of USSC Common Stock subject to the PAS Rollover Options in the Form S-3 to be filed pursuant to Section 6.01 hereof, or as promptly as reasonably practicable following the Effective Time, file a Form S-8 registration statement with the Securities and Exchange Commission registering the issuance of such shares upon exercise of the PAS Rollover Options.

            Section 2.06 EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Effective Time, USSC shall have entered into an agreement ("Exchange Agreement") with First Chicago Trust Company of New York, its transfer agent, or another entity at its option, to act as exchange agent (the "Exchange Agent") in the Merger.

            (b) USSC TO PROVIDE THE AGGREGATE INITIAL USSC STOCK. As soon as practicable after the Effective Time, but in no event later than five (5) business days after the Effective Date, USSC shall make available in accordance with the provisions of this Article II, through such reasonable procedures as USSC may adopt, the Aggregate Initial USSC Stock payable pursuant to Section 2.05 and the provisions of this Agreement in exchange for outstanding shares of PAS Capital Stock.

            (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, but in no event later than five (5) business days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of PAS Capital Stock (other than Dissenting Shares which continue to have the status of Dissenting Shares) whose shares are being converted into the Aggregate Initial USSC Stock pursuant to this Agreement, (i) a letter of transmittal (which shall specify that


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      delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as USSC may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Aggregate Initial USSC Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Aggregate Initial USSC Stock to which the holder of PAS Capital Stock is entitled pursuant to section 2.05 hereof, along with a check representing the value of any fractional shares as determined pursuant to Section 2.05(d) hereof. The Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.06, each Certificate shall be deemed at any time after the Effective Time solely to represent the right to receive upon such surrender such whole number of shares of USSC Common Stock and cash as provided by this Article II and the provisions of Delaware Law as of the Effective Time. Upon payment of the per share exercise price specified in each PAS Rollover Option, the holder of such PAS Rollover Option shall be entitled to receive the Aggregate Initial USSC Stock to which the holder of the PAS Rollover
      Option is entitled pursuant to Section 2.05 hereof, together with a check representing the value of any fractional shares as determined pursuant to
      Section 2.05(d) hereof.

            (d) PAYMENTS OF DIVIDENDS WITH RESPECT TO UNEXCHANGED PAS COMMON STOCK. No dividends on PAS Common Stock have heretofore been paid with respect to the PAS Common Stock and no dividends shall be paid to the holder of any surrendered or unsurrendered Certificate, except for the distribution of the Distributed Assets as contemplated by this Agreement.

            (e) NO FURTHER OWNERSHIP RIGHTS IN PAS CAPITAL STOCK. All PAS Common Stock delivered upon the surrender for exchange of shares of USSC Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of PAS Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of PAS Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and have no rights except to receive the consideration to the extent provided in this
      Article II.

            (f) OWNERSHIP RIGHTS IN THE USSC COMMON STOCK. Unless and until the Merger shall become effective at the Effective Time in accordance with this Agreement and the PAS Capital Stock of a shareholder is tendered and the Certificate is issued to such shareholder, such Shareholder shall not have or be entitled to exercise any of the rights, preferences or privileges pertaining to any shares of USSC Common Stock constituting the Aggregate Initial USSC Stock otherwise payable to such Shareholder, nor any dividend or other distribution which may be paid or payable on or after the date hereof with respect to the USSC Common Stock constituting the Aggregate Initial USSC Stock otherwise payable to such Shareholder.


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            (g) TRANSFER RIGHTS IN THE USSC COMMON STOCK. The issuance and delivery of USSC Stock as Aggregate Initial USSC Stock pursuant to this Agreement has not been registered under the Act, and no transfer thereof may be made unless and until such USSC Stock is registered under the Act (as contemplated by this Agreement) or an exemption from such registration is available. USSC need not recognize any Person other than the Shareholders as having an interest in such USSC Stock unless the acquisition thereof has been made in compliance with the Act. The certificates for such USSC Stock shall bear a legend, in form and substance designated by the General Counsel of USSC, to reflect the provisions of this Section 2.06(g).

            Section 2.07 MILESTONE CONSIDERATION.

            (a) CALCULATION OF MILESTONE CONSIDERATION. Subject to Section 2.09A below, Shareholders who receive Aggregate Initial USSC Stock in accordance with Section 2.05 above or pursuant to the Stock Option Agreement or pursuant to the exercise of a PAS Rollover Option, shall, in addition, be entitled to receive USSC Common Stock based upon the achievement by USSC, PAS or any of their Affiliates, as the case may be, subsequent to the Effective Date of each milestone set forth in EXHIBIT 2.07 (each, a "Milestone" and collectively, the "Milestones"), provided, however, if any such Milestone shall have been achieved prior to the payment of the Aggregate Initial USSC Stock then payment in respect of such Milestone shall be paid concurrently with payment of the Aggregate Initial USSC Stock. The Aggregate USSC Stock payable with respect to achievement of a Milestone as aforesaid is that number of shares of USSC Common Stock ("Aggregate Milestone USSC Stock") which equals the result from dividing
      (A) the dollar amount of the milestone payment set forth opposite such Milestone on EXHIBIT 2.07 attached hereto (each a "Milestone Dollar Amount" and, collectively, the "Aggregate Milestone Dollar Amount"), by
      (B) the Closing Price, calculated with reference to the date such Milestone is achieved by USSC, PAS or any of their Affiliates, as the case may be, as of or subsequent to the Effective Date (a "Milestone Achievement Date"). The number of shares of USSC Common Stock which shall be issued and delivered to a holder who receives Aggregate Initial USSC Stock under Section 2.05 above or upon the exercise of a PAS Rollover Option with respect to the achievement by USSC, PAS or any of their Affiliates, as the case may be, of a Milestone shall be equal to that number which results from multiplying (x) the Aggregate Milestone USSC Stock, by (y) such holder's Ownership Percentage. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the parties recognize that although the Aggregate Milestone Dollar Amount set forth on
      EXHIBIT 2.07 would be Thirty Eight Million Five Hundred Thousand Dollars ($38,500,000) if all of the Milestones were to be achieved as aforesaid, it is hereby understood and agreed that, regardless of the number of Milestones which may become achieved as aforesaid, in no event shall the Aggregate Milestone Dollar Amount in respect of all Milestones exceed an aggregate of Twenty Five Million Dollars ($25,000,000), and such amount shall be paid pro rata to PAS Shareholders and holders of PAS Rollover Options (upon exercise thereof) in accordance with this Agreement. Payment under this Agreement with respect to a Milestone shall be paid soon as practicable following the achievement of such Milestone.


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            (b) PAYMENT OF MILESTONE CONSIDERATION. As soon as practicable after the achievement of a Milestone, USSC shall make available to the Exchange Agent, through such reasonable procedures as USSC may adopt, the applicable Milestone Consideration payable to the Shareholders pursuant to
      Section 2.07(a) above. The provisions of Sections 2.05(d) (Fractional Shares) and 2.06(g) (Transfer Rights in the USSC Common Stock) shall apply to each distribution of USSC Common Stock constituting the Aggregate Milestone USSC Stock with respect to a Milestone. Unless and until (i) the Merger shall become effective on the Effective Date in accordance with this Agreement and the Plan of Merger, (ii) the PAS Capital Stock is tendered in accordance with Section 2.06 above, and (iii) a Milestone has been achieved by USSC or PAS and stock issued, as the case may be, none of the Shareholders or optionholders shall have or be entitled to exercise any of the rights, preferences or privileges pertaining to any shares of USSC Common Stock constituting the Aggregate Milestone USSC Stock with respect to such Milestone, nor any dividends or other distribution which may be paid or payable on or after the date hereof with respect to the USSC Common stock constituting the Aggregate Milestone USSC Stock with respect to such Milestone.

            Section 2.08 EARN OUT CONSIDERATION.

            (a) CALCULATION OF EARN OUT CONSIDERATION. Subject to Section 2.08A below, holders who receive Aggregate Initial USSC Stock in accordance with
      Section 2.05 above or pursuant to the exercise of a PAS Rollover Option shall, in addition, be entitled to receive USSC Common Stock (collectively, the "Earn Out Consideration") based upon Net Sales of Products during the Earn Out Period calculated under the earn out formula set forth in EXHIBIT 2.08 attached hereto (the "Earn Out Formula"). The Aggregate USSC Stock payable with respect to Earn Out Consideration during each calendar quarter during the Earn Out Period is that number of shares of USSC Common Stock ("Aggregate Earn Out USSC Stock") which equals the result from dividing (A) the dollar amount of the Earn Out Consideration earned under the Earn Out Formula during such calendar quarter (each an "Earn Out Dollar Amount" and, collectively, the "Aggregate Earn Out Dollar Amount"), by (B) the Closing Price, calculated as of the last day of such calendar quarter (an "Earn Out Calculation Date"). The number of shares of USSC Common Stock which shall be issued and delivered to a holder who receives Aggregate Initial USSC Stock under Section 2.05 above or pursuant to the exercise of a PAS Rollover Option with respect to Earn Out Consideration shall be equal to that number which results from multiplying
      (x) the Aggregate Earn Out USSC Stock, by (y) such holder's Ownership Percentage. Notwithstanding the foregoing or anything else in this Agreement to the contrary, it is hereby understood and agreed that in no event shall the Aggregate Earn Out Dollar Amount in respect of all Net Sales of Products exceed an aggregate of Fifty Million Dollars ($50,000,000).

            (b) PAYMENT OF EARN OUT CONSIDERATION. Provided that the Effective Date shall have occurred, or the Option pursuant to the Stock Option Agreement shall have been exercised, then within sixty (60) days following the end of each calendar quarter during the Earn Out Period, USSC shall make available to the Exchange Agent, through such reasonable procedures as USSC may adopt, the Earn Out Consideration payable to


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      the Shareholders pursuant to Section 2.08(a) above. The provisions of
      Section 2.05(d) (Fractional Shares) and 2.06(g) (Transfer Rights in the USSC Common Stock) shall apply to each distribution of USSC Common Stock constituting the Aggregate Earn Out USSC Stock with respect to a calendar quarter during the Earn Out Period. Unless and until (i) the Merger shall become effective on the Effective Date in accordance with this Agreement and the Plan of Merger, (ii) the PAS Capital Stock is tendered in accordance with Section 2.06 above, and (iii) Net Sales of Products have occurred, none of the Shareholders or optionholders shall have or be entitled to exercise any of the rights, preferences or privileges pertaining to any shares of USSC Common Stock constituting the Aggregate Earn Out USSC Stock, nor any dividends or other distribution which may be paid or payable on or after the date hereof with respect to the USSC Common Stock constituting the Aggregate Earn Out USSC Stock.

            Section 2.08A REALLOCATION OF MILESTONES AND EARN OUT CONSIDERATION. Pursuant to the Stock Option Agreement, those certain Shareholders of PAS listed on Exhibit A thereto (collectively, the "Indemnifying Shareholders"), having agreed, among other things, to indemnify USSC with respect to losses arising from any breach by PAS of a representation, warranty, covenant or agreement contained herein. To the extent any Indemnifying Shareholders shall have made any such indemnification payment to USSC prior to any Milestone Achievement Date or any Earn Out Calculation Date (and if and to the extent such Shareholder shall not have already received a compensating distribution with respect to such indemnification payment under this Section 2.08a) then the Milestone or Earn Out payment payable as of such Date shall be reallocated to, and paid to, such Indemnifying Shareholder (or, if more than one Indemnifying Shareholder shall have made such a payment, pro rata among such Indemnifying Shareholders) to the extent of such indemnification payment, and the balance (if any) of such Milestone or Earn Out payment shall be payable pro rata among the Shareholders and optionholders (including the Indemnifying Shareholders) in accordance with their Ownership Percentages in PAS and who are otherwise entitled thereto under Section 2.07 or 2.08 hereinabove.

            Section 2.08B INSPECTION OF BOOKS AND RECORDS REGARDING EARN-OUT CONSIDERATION. USSC shall provide each Indemnifying Shareholder, at the address set forth in the Stock Option Agreement or such other address as such Indemnifying Shareholder shall provide to USSC in the manner set forth in Section 25(d) of the Stock Option Agreement, with a certificate from the accounting firm employed by USSC to conduct its regular annual audit as soon as reasonably practicable following such regular annual audit, such certificate to set forth such accounting firm's determination concerning the Earn-Out Consideration earned in the prior fiscal year (the "Certificate"). In addition, USSC shall maintain records in sufficient detail and, upon reasonable notice, allow an independent certified public accounting firm of nationally recognized standing, appointed by the holders of a majority in interest of the PAS Capital Stock as of the Effective Date ("Majority Shareholders"), and reasonably acceptable to USSC (the "Auditors"), to examine its consolidated books and records, and the books and records of its Sublicensees and permitted assigns pertaining to the Products, which examination must be requested within 30 days of mailing of the Certificate and must be completed within 10 days of USSC furnishing the access and information required to be furnished. Such


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      examinations shall occur on or after February 15 of any calendar year, only during business hours, and not more than once a year, and shall be solely for the purpose of verifying the calculation of Earn-Out Consideration due under this Agreement. A final such examination may occur once during the year immediately succeeding termination of the Earn-Out Period. The fees and expenses of the Auditors performing the examination shall be borne pro-rata by the Majority Shareholders. Unless written objection (the "Objection") is made by the Majority Shareholders and delivered to USSC within 10 days after completion of such examination by the Auditors, the calculation of Earn-Out Consideration paid by USSC prior to the date of such examination shall be final and binding on the parties, except insofar as adjusted or corrected as a result of USSC's regular annual audit. It is understood that USSC shall not be required to furnish or permit the examination of the identities, at any time, of customers or prices or other information as to specific sales. Any information provided to the Majority Shareholders or the Auditors pursuant hereto shall be treated as USSC's confidential information subject to Section 5.08, provided that such information shall be held in confidence for five (5) years following disclosure to the Majority Shareholders or the Auditors.

            Section 2.09 EXTRAORDINARY TRANSACTION CONSIDERATION.

            (a) CALCULATION OF EXTRAORDINARY TRANSACTION CONSIDERATION. If at any time after the date of this Agreement (i) USSC shall become acquired by, or merge with, a company whose name is set forth on EXHIBIT 2.09 attached hereto, or any successor to such company (each, an "Extraordinary Transaction"), and (ii) either (A) USSC has exercised the Option under the Stock Option Agreement, or (B) consummated the Merger contemplated hereunder, then, in such event, USSC shall notify the Shareholders that an Extraordinary Transaction has occurred and USSC, or the entity resulting from such Extraordinary Transaction, as the case may be, shall make available to the Exchange Agent upon the later to occur of such Extraordinary Transaction or the Merger contemplated hereunder, or the exercise of the Option under the Stock Option Agreement or the exercise of a PAS Rollover Option, as the case may be, through such reasonable procedures as may be adopted by USSC, or the entity resulting from such Extraordinary Transaction, as the case may be, USSC Common Stock, or an equivalent amount of common stock of the entity resulting from such Extraordinary Transaction, as the case may be ("Aggregate Extraordinary Transaction USSC Stock") for distribution to the Shareholders and the holders of PAS Rollover Options, equal to (i) Aggregate Milestone Consideration in an amount equal to (x) Twenty Five Million Dollars ($25,000,000), less (y) the sum of (A) the amount of Aggregate Milestone Stock theretofore paid, and (B) the amount of Aggregate Milestone Stock then actually due and payable under Section 2.08 above, plus (ii) Aggregate Earn Out Consideration in an amount equal to (x) Fifty Million Dollars ($50,000,000), less (y) the sum of (A) the amounts of Aggregate Earn Out Stock then actually due and payable under Section 2.08 above. The number of shares of USSC Common Stock which shall be issued and delivered to a Shareholder or optionholder who receives Aggregate Initial USSC Stock under Section 2.05 above with respect to Aggregate Extraordinary Transaction USSC Stock, or the common stock of the entity resulting from such Extraordinary Transaction, as the case may be, shall be equal to the number which results from multiplying (x) the Aggregate Extraordinary

      Transaction USSC Stock by (y) such holder's Ownership Percentage. In no event shall the amount payable under this Section 2.10 exceed Seventy Five Million Dollars ($75,000,000).

            (b) PAYMENT OF EXTRAORDINARY TRANSACTION CONSIDERATION. As soon as practicable following the Extraordinary Transaction, USSC, or the resulting entity, as the case may be, shall make available to the Exchange Agent, through such reasonable procedures as shall be adopted by USSC, or the resulting entity, as the case may be, the Aggregate Extraordinary Transaction Consideration payable to Shareholders pursuant to Section 2.09(a) above. The provisions of Sections 2.05(d) (Fractional Shares) and 2.06(g) (Transfer Rights in the USSC Common Stock) shall apply to each distribution of USSC Common Stock, constituting the Aggregate Extraordinary Transaction Stock. Unless and until (i) the Merger shall become effective on the Effective Date in accordance with this Agreement and the Plan of Merger, (ii) the PAS Capital Stock is tendered in accordance with Section 2.06 above, and (iii) an Extraordinary Transaction shall have occurred, none of the Shareholders or optionholders shall have or be entitled to exercise any of the rights, preferences or privileges pertaining to any shares of USSC Common Stock constituting the Aggregate Extraordinary Transaction USSC Stock, nor any dividends or other distribution which may be paid or payable on or after the date hereof with respect to the USSC Common Stock constituting the Aggregate Extraordinary Transaction USSC Stock.

            Section 2.10 ADVANCE. Incident to and in contemplation of the consummation of the transactions set forth herein, and subject to the terms of this Agreement, USSC will advance to PAS the sum of Fifteen Million Dollars ($15,000,000) (the "Advance") promptly following USSC's determination to proceed with the transactions contemplated hereby not later than one (1) business day following USSC's receipt of the PAS Supplemental Disclosure Schedule. If USSC determines to proceed with the transactions after receipt of the PAS Supplemental Disclosure Schedule from PAS, such payment shall be made on such date or the next succeeding business day."

      2. NO OTHER AMENDMENTS. Except as expressly set forth in this Amendment, the Merger Agreement is not amended, modified or supplemented in any respect and remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

                                    UNITED STATES SURGICAL CORPORATION


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    Address:    150 Glover Avenue
                                                Norwalk, Connecticut  06856


                                    USSC DEL MEDICAL, INC.


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    Address:    150 Glover Avenue
                                                Norwalk, Connecticut  06856


                                    PROGRESSIVE ANGIOPLASTY SYSTEMS, INC.


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    Address:    1003 Hamilton Court
                                                Menlo Park, California  94025

                       [SIGNATURE PAGE TO FIRST AMENDMENT]